                                                                     EXHIBIT 4.3




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                               TRUST AGREEMENT


                                   between


                          TL LEASE FUNDING CORP. IV
                                  as Seller
                                     and


                          Bankers Trust (Delaware),
                        a Delaware banking corporation
         not in its individual capacity but solely as Owner Trustee,





                        Dated as of November 26, 1996


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
                               TABLE OF CONTENTS



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                                                                                                                       Page
ARTICLE I                                                                                                              ----

         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.1    Capitalized Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.2    Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II

         ORGANIZATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 2.1    Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 2.2    Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 2.3    Purposes and Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         SECTION 2.4    Appointment of Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         SECTION 2.5    Initial Capital Contribution of Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . 5
         SECTION 2.6    Declaration of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         SECTION 2.7    Liability of the Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         SECTION 2.8    Title to Trust Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         SECTION 2.9    Situs of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         SECTION 2.10   Representations and Warranties of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . 7
         SECTION 2.11   Books and Records; Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         SECTION 2.12   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         SECTION 2.13   Signature on Returns; Tax Matters Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE III

         THE TRUST CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.1    The Trust Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.2    Execution and Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.3    Mutilated, Destroyed, Lost or Stolen Trust Certificate  . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.4    Limitation on Transfer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.5    Acts of the Certificateholders and Noteholders  . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 3.6    Distributions to the
                        Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE IV

         ACTIONS BY THE OWNER TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 4.1    Prior Notice to the Certificateholders with Respect to Certain Matters  . . . . . . . . . . .  12
         SECTION 4.2    Action by the Certificateholders with Respect to Certain Matters  . . . . . . . . . . . . . .  13

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                                                                                                                       Page

         SECTION 4.3    Action by the Certificateholders with Respect to Bankruptcy . . . . . . . . . . . . . . . . .  13
         SECTION 4.4    Rights of the Certificateholders to Direct Owner Trustee  . . . . . . . . . . . . . . . . . .  14
         SECTION 4.5    Suits for Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 4.6    Owner Trustee May Enforce Claims without Possession of the Trust Certificate  . . . . . . . .  14
         SECTION 4.7    Limitation on Rights of the Certificateholders  . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE V

         AUTHORITY AND DUTIES OF THE OWNER TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 5.1    General Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 5.2    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 5.3    Action upon Instruction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.4    No Duties Except as Specified in this Agreement or in Instructions  . . . . . . . . . . . . .  17
         SECTION 5.5    No Action Except Under Specified Documents or Instructions  . . . . . . . . . . . . . . . . .  18
         SECTION 5.6    Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VI

         CONCERNING THE OWNER TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 6.1    Acceptance of Trusts and Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 6.2    Furnishing of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 6.3    Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 6.4    Reliance; Advice of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 6.5    Owner Trustee Not Liable for Trust Certificates or Leases . . . . . . . . . . . . . . . . . .  22
         SECTION 6.6    Not Acting in Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE VII

         COMPENSATION OF OWNER TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 7.1    Owner Trustee's Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE VIII

         SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 8.1    Eligibility Requirements for Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 8.2    Resignation or Removal of Owner
                        Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 8.3    Successor Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25





                                       ii
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                                                                                                                      Page

         SECTION 8.4    Merger or Consolidation of Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 8.5    Appointment of Co-Owner Trustee or Separate Owner Trustee . . . . . . . . . . . . . . . . . .  25

ARTICLE IX

         TERMINATION OF TRUST AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 9.1    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 9.2    Dissolution upon Bankruptcy of the Seller . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE X

         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 10.1   Supplements and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 10.2   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 10.3   Merger and Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 10.4   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 10.5   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 10.6   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 10.7   No Legal Title to Trust Estate in Certificateholders  . . . . . . . . . . . . . . . . . . . .  33
         SECTION 10.8   Limitation on Rights of Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 10.9   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 10.10  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 10.11  No Implied Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 10.12  No Petition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 10.13  No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 10.14  Indemnification by and Reimbursement of the Servicer  . . . . . . . . . . . . . . . . . . . .  35
         SECTION 10.15  Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


Exhibit A  Form of Trust Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Exhibit B  Certificate of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1

                        THIS TRUST AGREEMENT, dated as of November 26, 1996, between TL LEASE FUNDING CORP. IV, a Delaware corporation (the "Seller"), and Bankers Trust (Delaware), a Delaware banking corporation, not in its individual capacity but solely as trustee (together with its permitted successors in the Trust hereunder, the "Owner Trustee") of the TLFC IV Equipment Lease Trust 1996-1 (the "Trust").

                        NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, covenants and undertakings herein contained, the parties intending to be legally bound, hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                        SECTION 1.1 Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

                        "Administration Agreement" means the Administration Agreement dated as of the date hereof by and between the Trust and the Administrator, as such agreement may be amended, modified or supplemented from time to time.

                        "Administrator" means Trans Leasing International, Inc., a Delaware corporation, in its capacity as the administrator under the Administration Agreement or any successor administrator under the Administration Agreement.

                        "Agreement" means this Trust Agreement as originally executed and, if from time to time supplemented or amended by one or more amendments entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

                        "Basic Documents" means this Agreement, the Pooling and Servicing Agreement, the Indenture, the Contribution and Sale Agreement, the Administration Agreement, the Depository Agreement and the other documents and certificates delivered in connection therewith.

                        "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

                        "Certificate of Trust" has the meaning set forth in
Section 2.6.

                        "Certificateholder" means the Person in whose name a Trust Certificate is issued. The Certificateholders shall initially be the Seller and, upon the consummation of the transactions contemplated by the Contribution and Sale Agreement, the Originator.

                        "Contribution and Sale Agreement" means the Amended and Restated Contribution and Sale Agreement dated as of the date hereof by and between the Seller and Trans Leasing International, Inc., as such agreement may be amended, modified or supplemented from time to time.

                        "Corporate Trust Office" means the office of the Owner Trustee located at 1001 Jefferson Street, Wilmington, Delaware 19801, with a copy to Bankers Trust Company, 4 Albany Street, New York, NY 10006, Attention:
Corporate Trust and Agency Group - Structured Finance; or at such other address as the Owner Trustee may designate by notice to the Certificateholders and the Seller, or the principal trust office of any successor Owner Trustee.

                        "Indenture" means the Indenture, dated as of the date hereof, between Manufacturers and Traders Trust Company, a banking corporation organized and existing under the laws of New York, not in its individual capacity but solely as Indenture Trustee, and the Trust, as such agreement may be amended, modified or supplemented from time to time.

                        "Originator" means Trans Leasing International, Inc., a Delaware corporation, in its capacity as transferor of certain assets pursuant to the Contribution and Sale Agreement, and its successors.

                        "Owner Trustee" means Bankers Trust (Delaware), a Delaware banking corporation, not in its individual capacity but solely as trustee under this Agreement, until a successor Owner Trustee shall have been appointed pursuant to the applicable provisions of this Agreement, and thereafter such successor Owner Trustee.

                        "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of the date hereof by and among the Seller, the Trust and Trans Leasing International, Inc., a Delaware corporation, as Servicer, as such agreement may be amended, modified or supplemented from time to time.

                        "Trust Certificate" means a certificate evidencing a beneficial interest in the Trust, executed and delivered by the Owner Trustee substantially in the form of Exhibit A.

                        "Trust Estate" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to the Pooling and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Pooling and Servicing Agreement.

                        SECTION 1.2  Other Definitional Provisions.

                        (a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Pooling and Servicing Agreement or, if not defined therein, in the Indenture.

                        (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                        (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in effect on the date hereof. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other documents shall control.

                        (d) The words "hereof," "herein," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                        (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II

                                  ORGANIZATION

                        SECTION 2.1 Name. The Trust created hereby shall be known as "TLFC IV Equipment Lease Trust 1996-1," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

                        SECTION 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholders and the Seller.

                        SECTION 2.3 Purposes and Powers. (a) The purpose of the Trust is to engage in the following activities:

                            (i)   to acquire, manage and hold the
         Leases, interests in the related Equipment and other related assets to be transferred to the Trust from time to time pursuant to the Pooling and Servicing Agreement;

                            (ii) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to deliver the Notes and the Trust Certificates to or upon the order of the Seller as described in the Pooling and Servicing Agreement;

                            (iii) to acquire property and assets from the Seller pursuant to the Pooling and Servicing Agreement, to make payments or distributions pursuant to the Basic Documents and to pay the organizational, start-up and transactional expenses of the Trust;

                            (iv)  to assign, grant, transfer,
         pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Pooling and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                            (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                            (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                          (vii)   subject to compliance with the Basic
         Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions and payments to the Certificateholders and the Noteholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

                        SECTION 2.4 Appointment of Owner Trustee. The Seller hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

                        SECTION 2.5 Initial Capital Contribution of Trust Estate. The Seller hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Seller, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate. The Seller shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

                        SECTION 2.6 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute, that this Agreement constitute the governing instrument of such business trust and that the Trust Certificates represent the equity interests therein. The rights of the Certificateholders shall be determined as set forth herein and in the Business Trust Statute. By entering into this Agreement, the parties hereto express their intention that, for purposes of federal, state and local income and franchise taxes and any other tax imposed on, measured by or based upon gross or net income (in the aggregate, "Tax"), the Notes will be treated as indebtedness and, except to the extent otherwise required by law, (i) each Noteholder, by acceptance of its Note, agrees to treat the interests evidenced by the Notes as indebtedness, and further agrees that any Person acquiring an interest in a Note from or through it may do so only subject to an obligation to comply with this Agreement as to the treatment of such Note as indebtedness for Tax purposes, and (ii) the Certificateholders agree to treat the transactions contemplated by this Agreement as a financing and to include in the computation of its Tax liabilities all items of income, gain, loss, deduction and credit attributable to the ownership of the Trust Estate, subject to the indebtedness represented by the Notes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth in this Agreement, the Pooling and Servicing Agreement and the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee agrees to file the certificate required under Section 3810 et seq. of the Business Trust Statute (the "Certificate of Trust") in connection with the formation of the Trust as a business trust under the Business Trust Statute.

                        SECTION 2.7 Liability of the Certificateholders. (a) The Seller shall be liable directly to and will indemnify the Noteholders or any other injured party for all losses, claims, damages, liabilities and expenses of the Trust (including expenses, to the extent not paid out of the Trust Estate) to the extent that the Seller would be liable if the Trust were a limited partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller were a general partner; provided, however, that the Seller shall not be liable (i) to any Noteholder for any losses incurred by such Noteholder in the capacity of an investor in the Notes, (ii) to any Person for any losses incurred by such Person as a result of the fraudulent actions, misrepresentations or willful misconduct of such Person or (iii) any losses, claims, damages, liabilities and expenses arising out of the imposition by any taxing authority of any federal income, state or local income or franchise taxes, or any other taxes imposed on or measured by gross or net income, gross or net receipts, capital, net worth and similar items (including any interest, penalties or additions with respect thereto) upon the Noteholders, the Owner Trustee or the Indenture Trustee (including any liabilities, costs or expenses with respect thereto) with respect to any Leases not specifically indemnified or represented to hereunder. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Seller shall not be liable) shall be deemed third party beneficiaries of this subsection 2.7(a). The obligations of the Seller under this subsection 2.7(a) shall be evidenced by the Trust Certificate issued in the name of the Seller pursuant to Section 3.2. The Trust Certificate issued to the Seller shall be deemed to be a separate class of Trust Certificates from all other Trust Certificates issued by the Trust for purposes of the Business Trust Statute; provided, however, that except as contemplated by this Section 2.7(a), the rights and obligations evidenced by all Trust Certificates shall be identical.

                        (b) The Certificateholders (other than, in the case of the Seller, to the extent set forth in paragraph (a) above) shall not have any personal liability for any liability or obligation of the Trust.

                        SECTION 2.8 Title to Trust Property. Legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

                        SECTION 2.9 Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware, the State of Illinois or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments shall be received by the Trust only in Delaware, Illinois or New York, and payments and distributions shall be made by the Trust only from Delaware, Illinois or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

                        SECTION 2.10 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Owner Trustee that:

                        (a) The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Leases contemplated to be transferred to the Trust pursuant to the Pooling and Servicing Agreement.

                        (b) The Seller is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                        (c) The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Seller has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action; and this Trust Agreement constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (ii) general principles of equity (whether considered in a suit at law or in equity).

                        (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the Articles of Incorporation or by-laws of the Seller or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                        (e) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over Seller or any of its properties or assets is required to be obtained by or with respect to Seller in connection with the execution, delivery and performance by Seller of this Trust Agreement and the consummation of the transactions contemplated herein.

                        SECTION 2.11 Books and Records; Tax Returns. Except as otherwise expressly provided in this Agreement, the Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement by the Owner Trustee of all monies under this Agreement or any agreement contemplated hereby. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a fiscal year ending June 30 basis on the accrual method of accounting, (b) deliver to each Certificateholder, as may be required by the Code and applicable regulations promulgated under the Code or otherwise, such information as may be required to enable each Certificateholder to prepare its federal income tax return, (c) file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any applicable withholding tax. In preparing and filing tax returns for the Trust, the Owner Trustee shall allocate each item of income, gain, deduction, loss or credit of the Trust for each Collection Period among the Certificateholders in proportion to the amount of capital contributions made by each Certificateholder.

                        SECTION 2.12 Tax Matters. (a) The Trust shall maintain a separate account (a "Capital Account") for each Certificateholder according to the rules of U.S. Department of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Trust may, upon the occurrence of the events specified in U.S. Department of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and U.S. Department of Treasury Regulation
Section 1.704(b)(2)(iv)(g)to reflect a revaluation of any of the Trust Estate.

                        (b) The income, gains, losses, deductions and credits of the Trust will be allocated, for federal, state and local income tax purposes, among the Certificateholders in accordance with the allocation of book profit and loss among the Certificateholders for computing their Capital Accounts, except that, if any such allocation is not permitted by the Code or other applicable law, the Trust's subsequent income, gains, losses, deductions and credits will be allocated among the Certificateholders so as to reflect as nearly as possible the allocations set forth herein in computing their Capital Accounts. If there is a net decrease in "partnership minimum gain" or "partner nonrecourse minimum gain," allocations of income will be made to chargeback the minimum gain to the Certificateholders in accordance with U.S. Department of Treasury Regulation Section 1-704-2(f) and U.S. Department of Treasury Regulation Section 1.704-2(i)(4).

                        SECTION 2.13 Signature on Returns; Tax Matters Partner. The Owner Trustee shall sign on behalf of the Trust any and all tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Originator. The Originator shall be the "tax matters partner" of the Trust pursuant to the Code. It is the express intent of the parties hereto and the Certificateholders that the Trust be treated as a partnership for federal income tax purposes, and none of the parties hereto or the Certificateholders will take any actions inconsistent therewith.

                                  ARTICLE III

                             THE TRUST CERTIFICATES

                        SECTION 3.1 The Trust Certificates. The Trust Certificates shall be substantially in the form of Exhibit A. The Trust Certificates shall represent the entire beneficial interest in the Trust. By accepting a Trust Certificate, the holder thereof agrees to be bound by the provisions hereof and assumes the rights and obligations of a Certificateholder hereunder. The right to receive payments with respect to the Trust Certificates is subordinated to the prior payment in full of all amounts of principal and interest on the Notes as set forth in the Indenture and the Pooling and Servicing Agreement.

                        SECTION 3.2 Execution and Delivery. On the Closing Date, concurrently with the initial sale, transfer and assignment of Leases, interests in the related Equipment and the other related assets to the Trust pursuant to the Pooling and Servicing Agreement, the Owner Trustee shall cause a Trust Certificate or Trust Certificates to be executed on behalf of the Trust and delivered to or upon the written order of the Seller. Each such Trust Certificate shall be executed by the Owner Trustee on behalf of the Trust by the manual signature of an Authorized Officer of the Owner Trustee. Signatures of individuals on any Trust Certificate who were at the time the proper officers or authorized signatories of the Owner Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices or positions prior to the delivery of such Trust Certificate or did not hold such offices or positions at the date of such Trust Certificate. Each Trust Certificate shall be dated the date of its execution.

                        SECTION 3.3 Mutilated, Destroyed, Lost or Stolen Trust Certificate.

                        (a) If (i) a Trust Certificate is mutilated and is surrendered to the Owner Trustee, or the Owner Trustee receives evidence to its satisfaction of the destruction, loss or theft of a Trust Certificate and
(ii) there is delivered to the Owner Trustee and the Trust such security or indemnity as may be required by the Owner Trustee to hold it harmless, then, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee shall deliver in exchange for or in lieu of the mutilated, destroyed, lost or stolen Trust Certificate, a replacement Trust Certificate.

                        (b) In connection with the issuance of a replacement Trust Certificate under this Section 3.3, the Owner

Trustee may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Owner Trustee) connected therewith.

                        (c) A duplicate Trust Certificate issued pursuant to this Section 3.3 in replacement of a mutilated, destroyed, lost or stolen Trust Certificate shall constitute the beneficial interest in the Trust and shall be entitled to all the benefits of this Agreement to which the mutilated, destroyed, lost or stolen Trust Certificate was entitled, whether or not such Trust Certificate shall be found at any time thereafter. If the original Trust Certificate is found subsequent to the issuance of a duplicate Trust Certificate therefor, it shall be cancelled by the Owner Trustee.

                        (d) The provisions of this Section 3.3 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of the mutilated, destroyed, lost or stolen Trust Certificate.

                        SECTION 3.4 Limitation on Transfer. Following the transfer of a portion of the original Trust Certificate from the Seller to the Originator as contemplated by the Contribution and Sale Agreement, Trust Certificates shall not be transferable, and each of the Seller and the Originator, by accepting a Trust Certificate, agrees that it shall not assign any of its interest in a Trust Certificate to any Person; provided, that the Seller and the Originator may pledge their rights to distributions with respect to a Trust Certificate. Any transfer of a Trust Certificate in violation of the foregoing shall be null and void and of no effect.

                        SECTION 3.5 Acts of the Certificateholders and Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders or Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Certificateholders or Noteholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Owner Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Owner Trustee, the Certificateholders and the Administrator, if made in the manner provided in this Section.

                        (b) The fact and date of the execution by the Certificateholders or any Noteholder of any such instrument or writing may be proved in any reasonable manner which the Owner Trustee deems sufficient.

                        (c) The ownership of Notes shall be proved by the Note Register.

                        (d) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind every holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or omitted to be done by the Owner Trustee, the Certificateholders or the Administrator in reliance thereon, whether or not notation of such action is made upon such Note.

                        (e) Except as expressly provided herein, any request, demand, authorization, direction, notice, consent, waiver or other action that may be taken or given by the Certificateholders under this Agreement or the other Basic Documents shall be effective if taken or given by the Certificateholders representing a majority of the beneficial interests in the Trust.

                        (f) The Owner Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

                        SECTION 3.6 Distributions to the Certificateholders. The Owner Trustee, by executing this Agreement, is deemed to have instructed the Indenture Trustee to distribute directly to the Certificateholders (pro rata according to their respective beneficial interests in the Trust) amounts as and when described in Article IV and Section 8.1(b) of the Pooling and Servicing Agreement.


                                   ARTICLE IV

                          ACTIONS BY THE OWNER TRUSTEE

                        SECTION 4.1 Prior Notice to the Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless, at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Certificateholders have withheld consent or provided alternative direction:

                        (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Leases) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection on Leases);

                        (b) the election by the Trust to file an amendment to the Certificate of Trust, a conformed copy of which is attached hereto as Exhibit B;

                        (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                        (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

                        (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders; and

                        (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture, as applicable.

                        SECTION 4.2  Action by the Certificateholders with
Respect to Certain Matters.   The Owner Trustee shall not have the power,
except upon the written direction of the Certificateholders, to (a) remove the Administrator under the Administration Agreement pursuant to Section 10 thereof, (b) appoint a successor Administrator pursuant to Section 10(e) of the Administration Agreement, (c) remove the Servicer under the Pooling and Servicing Agreement pursuant to Section 7.1(b) thereof, or (d) except as expressly provided in the Basic Documents, sell the Leases transferred to the Trust pursuant to the Pooling and Servicing Agreement or any interest therein after the termination of the Indenture.

                        SECTION 4.3 Action by the Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the

Trust without the prior approval of the Certificateholders and the delivery to the Owner Trustee by the Certificateholders of a certificate certifying that the Certificateholders reasonably believe that the Trust is insolvent.

                        SECTION 4.4 Rights of the Certificateholders to Direct Owner Trustee. The Certificateholders shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Owner Trustee, or exercising any trust or power conferred on the Owner Trustee; provided, however, that, the Owner Trustee shall have the right to decline to follow any such direction if the Owner Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken, or if the Owner Trustee in good faith determines that the action so directed would be illegal or involve it in personal liability; and provided, further that nothing in this Agreement shall impair the right of the Owner Trustee to take any action deemed proper by the Owner Trustee and which is not inconsistent with such direction by the Certificateholders.

                        SECTION 4.5 Suits for Enforcement. The Owner Trustee, in its discretion may, subject to the provisions of this Article IV, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Owner Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Owner Trustee or the Certificateholders.

                        SECTION 4.6 Owner Trustee May Enforce Claims without Possession of the Trust Certificate. All rights of action and claims under this Agreement or the Trust Certificate may be prosecuted and enforced by the Owner Trustee without the possession of the Trust Certificate or the production thereof in any proceeding relating thereto, and any such proceedings instituted by the Owner Trustee shall be brought in its own name or in its capacity as Owner Trustee. Any recovery of judgment shall, after provision of or the payment of the reasonable compensation, expenses, disbursements and advances of the Owner Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

                        SECTION 4.7  Limitation on Rights of the
Certificateholders. (a) The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

                        (b)       Except as provided herein, the
Certificateholders shall not have the right to vote or in any manner otherwise control the operation and management of its interest or the obligations of the parties hereto.

                        (c) The Certificateholders shall not have the right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement on behalf of the Trust, unless the Certificateholders previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof as hereinbefore provided, and unless the Certificateholders shall have made written request upon the Owner Trustee to institute such action, suit or proceeding on behalf of the Trust or in its own name as Owner Trustee hereunder and shall have offered to the Owner Trustee such reasonable indemnity as the Owner Trustee may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such actions, suit, or proceeding; it being understood and intended, and being expressly covenanted by the Certificateholders and the Owner Trustee, that the Certificateholders shall not have the right in any manner whatever by virtue or by availing itself of any provisions of this Agreement to enforce any right under this Agreement, except in the manner herein provided. For the protection and enforcement of the provisions of this Section, the Certificateholders and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.


                                   ARTICLE V

                   AUTHORITY AND DUTIES OF THE OWNER TRUSTEE

                        SECTION 5.1 General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Seller shall have approved as evidenced conclusively by the Owner Trustee's execution thereof. Notwithstanding the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take any or all actions required of the

Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents. The Owner Trustee acknowledges that actions to be taken by the Issuer (including under the Indenture) may be taken by the Administrator in accordance with the Administration Agreement.

                        SECTION 5.2  General Duties of Owner Trustee.  (a)
The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement and, as trustee of the Trust, such duties as are specifically set forth for the Trust in the other Basic Documents, including the administration of the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement, including Section 5.2(b).

                        (b) Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and, as trustee of the Trust, the duties and responsibilities of the Trust under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or of the Trust under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

                        (c) In the absence of bad faith on its part, the Owner Trustee may conclusively rely upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the Owner Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

                        (d) The Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                   (i) this subsection 5.2(d) shall not limit the effect of subsection 5.2(a) or (b);

                  (ii) the Owner Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts; and

                 (iii) the Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.1, 4.2 or 5.4.

                   (e) Subject to the Pooling and Servicing Agreement, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Pooling and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

                 SECTION 5.3      Action upon Instruction.  (a)      Subject to
Article IV, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

                 (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

                 (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction from the Certificateholders within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

                 SECTION 5.4 No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligations to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust

Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to
Section 5.3; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity.

                 SECTION 5.5 No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and
(iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.3.

                 SECTION 5.6 Restrictions. The Owner Trustee shall not take any action that is inconsistent with the purposes of the Trust set forth in Section 2.3. or would, to the actual knowledge of an Authorized Officer of the Owner Trustee, result in the Trust's becoming taxable as a corporation for federal income tax purposes.


                                   ARTICLE VI

                          CONCERNING THE OWNER TRUSTEE

                 SECTION 6.1 Acceptance of Trusts and Duties. The Owner Trustee accepts the Trust hereby created and agrees to perform its duties hereunder with respect to the Trust but only upon the express terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable in its individual capacity hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.3. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                 (a) the Owner Trustee shall not be liable for any error of judgment made by an Authorized Officer of the Owner Trustee absent willful misconduct or negligence by such officer;

                 (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or the Certificateholders;

                 (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                 (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or for any amounts due with respect to the Trust Certificate;

                 (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to the Certificateholders, other than is expressly provided for herein and in the Basic Documents;

                 (f) the Owner Trustee shall not be liable for the default or misconduct of the Seller, the Indenture Trustee, the Administrator or the Servicer or any other Person under any of the Basic Documents or otherwise;


                 (g) the Owner Trustee shall not be liable for, and shall have no obligation or responsibility for, advising any Certificateholder of changes under the Business Trust Statute; and

                 (h) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any

Basic Document, at the request, order or direction of the Certificateholders, unless the Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

                 SECTION 6.2 Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents, and the Owner Trustee shall furnish to the Noteholders and the Certificateholders, promptly upon receipt of a written request therefor, copies of the Pooling and Servicing Agreement, the Administration Agreement, and this Agreement.

                 SECTION 6.3 Representations and Warranties. The Owner Trustee hereby represents and warrants to the Seller, for the benefit of the Certificateholders, that:

                 (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which the Trust is a party.

                 (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and such other Basic Documents to which the Trust is a party, and this Agreement and such other documents will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement and such other documents on its behalf.

                 (c) None of (i) the execution nor the delivery by it of this Agreement and the other Basic Documents to which the Trust is a party,
(ii) the consummation by it of the transactions contemplated hereby or thereby or (iii) compliance by it with any of the terms or provisions hereof or thereof will contravene or violate its charter or bylaws or any federal or state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it or constitute any default under its charter documents or by-laws.

                 (d) The execution, delivery and performance by the Owner Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of any Governmental Authority regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which the Trust was formed other than the filing of the Certificate of Trust.

                 (e) This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 SECTION 6.4 Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may, for all purposes hereof, rely on a certificate, signed by the President or any Vice President or by the Treasurer or Chief Financial Officer or other authorized officer of the relevant party, as to such fact of matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                 (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys, pursuant to agreements entered into with any of them, including, without limitation, the power of attorney from the Owner Trustee to certain officers of Bankers Trust Company, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Basic Document.

                 SECTION 6.5 Owner Trustee Not Liable for Trust Certificates or Leases. (a) Except as specifically set forth in Section 6.3, the Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Basic Document or of the Trust Certificates (other than its execution thereof) or of any Lease or related document.

                 (b) The Owner Trustee shall have no responsibility for or with respect to (i) the Leases, including, without limitation the validity of any security interest in any Lease, the perfection of any such security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the existence or validity of any Lease, the validity of the assignment of any Lease to the Trust or of any intervening assignment, the review of any Lease, the completeness of any Lease, the performance or enforcement of any Lease and the existence and enforceability of any insurance thereon, (ii) the compliance by the Servicer, the Administrator, the Seller or the Indenture Trustee with any covenant, warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, the acts or omissions of the Servicer, the Seller, the Indenture Trustee or any Lessee, any action of the Servicer taken in the name of the Owner Trustee or the Trust or any action by the Owner Trustee taken at the instruction of the Servicer or
(iii) the preparation or filing of financing statements, or the payment of any amounts with respect to liens, in connection with this Agreement, the Leases or any of the transactions contemplated hereby. No recourse shall be had for any claim based on any provision of this Agreement, the Basic Documents, the Trust Certificates or any Lease or assignment thereof against Bankers Trust (Delaware) in its individual capacity, and Bankers Trust (Delaware) shall not have any personal obligation, liability or duty whatsoever to the Certificateholders or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein, except for such liability as is finally determined to have resulted from its own gross negligence or willful misconduct.

                 SECTION 6.6 Not Acting in Individual Capacity. In accepting the trusts hereby created, the Owner Trustee acts in its individual capacity. In the performance of its duties as Owner Trustee hereunder and under any document authorized hereby, the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, except to the extent expressly agreed otherwise, and all Persons, other than the Certificateholders as provided herein, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof, except to the extent, if any, the Owner Trustee shall expressly agree otherwise in any Basic Document to which it is a party.


                                  ARTICLE VII

                         COMPENSATION OF OWNER TRUSTEE

                 SECTION 7.1 Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Servicer and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. Such fees and expenses shall be paid as provided for in Section 3.9 of the Pooling and Servicing Agreement.

                                  ARTICLE VIII

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

                 SECTION 8.1 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times satisfy the requirements of Section 26(a)(1) of the Investment Company Act. The Owner Trustee shall at all times:
(a) be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; (b) be authorized to exercise corporate trust powers;
(c) have an aggregate capital, surplus and undivided profits of at least $50,000,000; and (d) be subject to supervision or examination by federal or state authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 8.1, the aggregate capital, surplus and undivided profits of such corporation shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 8.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 8.2.

                 SECTION 8.2 Resignation or Removal of Owner Trustee. (a) The Owner Trustee may at any time give notice of its intent to resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator; provided that no such resignation shall become effective, and the Owner Trustee shall not resign, prior to the time set forth in Section 8.2(c). The Administrator may appoint a successor Owner Trustee by delivering written instrument, in duplicate, to the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice, the resigning Owner Trustee giving such notice may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.
The Administrator shall remove the Owner Trustee if:

                          (i) the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 8.1 and shall fail to resign after written request therefor by the Administrator;

                          (ii) the Owner Trustee shall be adjudged bankrupt or insolvent;

                          (iii) a receiver or other public officer shall be appointed or take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

                          (iv)    the Owner Trustee shall otherwise be
incapable of acting.

                 (b) If the Owner Trustee resigns or is removed, or if a vacancy exists in the office of Owner Trustee for any reason, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee), and shall pay all fees owed to the outgoing Owner Trustee.

                 (c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 8.2 shall not become effective, and no such resignation shall be deemed to have occurred, until a written acceptance of appointment is delivered by the successor Owner Trustee to the outgoing Owner Trustee and the Administrator and all fees and expenses due to the outgoing Owner Trustee are paid. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Rating Agencies.

                 (d) The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement. The Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

                 SECTION 8.3 Successor Owner Trustee. (a) Any successor Owner Trustee appointed as provided in Section 8.2 shall execute, acknowledge and deliver to the Seller and to its predecessor Owner Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Owner Trustee.

                 (b) No successor Owner Trustee shall accept appointment as provided in this Section 8.3 unless, at the time of such acceptance, such successor Owner Trustee shall be eligible under the provisions of Section 8.1.

                 (c) Upon acceptance of appointment by a successor Owner Trustee as provided in this Section 8.3, the successor Owner Trustee shall mail notice of such succession to the Indenture Trustee and the Certificateholders at the addresses shown in Section 10.2 of this Agreement.

                 SECTION 8.4      Merger or Consolidation of Owner Trustee.
Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor for the Owner Trustee hereunder, provided such Person shall be eligible under the provisions of Section 8.1, without the execution or filing of any paper or any further act on the party of any of the parties hereto.

                 SECTION 8.5      Appointment of Co-Owner Trustee or Separate
Owner Trustee.  (a)     Notwithstanding any other provisions of this Agreement,
at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Lease may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 8.1, and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 8.3.

                 (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Owner Trustee;

                 (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                 (iii)    the Administrator and the Owner Trustee
         acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 (c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

                 (d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

                 SECTION 9.1      Termination.

                 (a) The Trust shall terminate on the date (the "Trust Termination Date") on which the first of the following occurs: (i) the termination of the Pooling and Servicing Agreement as provided in Section
8.1(c) thereof or (ii) at the time provided in Section 9.2.   This Agreement
and the obligations of the parties hereunder (other than Section 7.1 and 7.2 hereof and as otherwise expressly provided herein) shall terminate and be of no further force or effect (i) if the Trust Termination Date is determined pursuant to clause (i) above, on the Trust Termination Date, or (ii) if the Trust Termination Date is determined pursuant to clause (ii) above, at the time provided in Section 9.2.

                 (b) The bankruptcy liquidation or dissolution of any Certificateholder (other than the Seller as described in Section 9.2) shall not
(i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or successors to claim an accounting or take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Trust Estate or (iii) otherwise effect the rights, obligations or liabilities of the parties hereto. Neither the Seller nor the Certificateholders shall be entitled to revoke or terminate the Trust, nor shall the Trust be terminated, except as provided in Section 9.1(a).

                 (c) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                 SECTION 9.2      Dissolution upon Bankruptcy of the Seller.
In the event that any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding, voluntary or involuntary, under any federal or state bankruptcy or similar law (each, an "Insolvency Event") shall occur with respect to the Seller, the Trust shall terminate, subject to the liquidation, winding-up and dissolution procedures described below and subject to the continuation and reconstitution of the Trust as described below, and provided that the rights and obligations of the parties to this Agreement shall not terminate during such liquidation, winding-up and dissolution. Promptly after the occurrence of any Insolvency Event with respect to the Seller: (i) the Seller shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event; (ii) the Owner Trustee shall, upon the receipt of such written notice, give prompt written notice to the Indenture Trustee and the other Certificateholders (other than the Seller) of the occurrence of such event; and (iii) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay in any manner a termination of the Trust pursuant to the first sentence of this Section 9.2. Ninety days after the date the Seller gives the notice described in the preceding sentence, unless the Owner Trustee shall have received written instructions from the Noteholders owning Class A Notes representing more than 50% of the outstanding principal balance of the Class A Notes, from Noteholders owning Class B Notes representing more than 50% of the outstanding principal balance of the Class B Notes and from Certificateholders (other than the Seller) representing more than 50% of the beneficial interests in the Trust (excluding the Seller) to the effect that each such party disapproves of the liquidation of the assets held by the Trust and the termination of the Trust and wishes to continue and reconstitute the Trust pursuant to terms corresponding to the terms of this Agreement, the Owner Trustee shall direct the Indenture Trustee promptly to sell, dispose or otherwise liquidate the assets of the Trust in a commercially reasonable manner and on commercially reasonable terms (which may include continuing to hold the Leases and receiving collections thereon). The proceeds of any such sale, disposition or liquidation shall be treated as collections on the Leases under the Pooling and Servicing Agreement and deposited in the Collection Account, and thereupon this Agreement and the respective obligations and responsibilities of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee shall terminate (except as otherwise expressly provided herein).


                                   ARTICLE X

                                 MISCELLANEOUS

                 SECTION 10.1     Supplements and Amendments.

                 (a) This Agreement may be amended from time to time by the Owner Trustee and the Seller, without the consent of any of the Noteholders or any Certificateholder, to (i) cure any ambiguity, (ii) correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein, (iii) add or supplement any liquidity, credit or other enhancement arrangement for the benefit of any Noteholders (provided that if any such addition shall affect any class of Noteholders differently than any other class of Noteholders, then such addition shall not, as evidenced by an opinion of counsel for the Seller or the Administrator, adversely affect in any material respect the interests of any series of Noteholders), (iv) add to the covenants, restrictions or obligations of the Seller or the Owner Trustee for the benefit of the Noteholders, (v) evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Trust Estate and add to or change any provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee pursuant to
Article VIII or (vi) add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an opinion of counsel for the Seller or the Administrator, adversely affect in any material respect the interests of the Noteholders.

                 (b) This Agreement may also be amended from time to time by the Seller and the Owner Trustee, with the consent of the Certificateholders and the consent of Noteholders owning a majority in principal amount of the Notes outstanding as of the close of business on the preceding Payment Date (which consent shall be obtained by the Indenture Trustee as provided in Section 11.3 of the Indenture, and which consent, whether given pursuant to this Section 10.1 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such Notes and of any Notes issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders or the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections on Leases or payments that are required to be made on any Note, (ii) adversely effect the rating of any class of Notes without the consent of Noteholders owning a majority in principal amount of such class of Notes as of the close of business on the preceding Payment Date or (iii) reduce the aforesaid percentage of Note principal balance required to consent to any such amendment, without the unanimous consent of the Noteholders.

                 (c) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State if and as required by the Business Trust Statute.

                 (d) It shall not be necessary for the consent of the Noteholders or the Certificateholders under this Section 10.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Noteholders or the Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

                 (e) The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                 (f) Upon the execution of any amendment to this Agreement, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every holder of a Trust Certificate theretofore or thereafter executed and delivered hereunder shall be bound thereby.

                 (g)      In connection with any amendment pursuant to this
Section 10.1 the Owner Trustee shall be entitled to receive an opinion of counsel to the Seller or the Administrator acceptable to the Owner Trustee to the effect that such amendment is authorized or permitted by the Agreement.

                 SECTION 10.2 Notices. All demands, communications and notices pursuant hereto to the Certificateholders, the Seller, the Administrator, the Owner Trustee or the Indenture Trustee shall be in writing and delivered or mailed to it at the following address:

                 If to the Certificateholders:

                 To the Seller at the address set forth below for the Seller and to the Originator at:

                          Trans Leasing International, Inc.
                          3000 Dundee Road
                          Northbrook, IL 60062
                          Attention: Chief Financial Officer
                          Telecopy Number:  (847) 272-2174

                 If to the Seller:

                          TL Lease Funding Corp. IV
                          Corporate Trust Center
                          1209 Orange Street
                          Wilmington, Delaware 19801
                          Attention: Chief Financial Officer

                          with a copy to:

                          Trans Leasing International, Inc.
                          3000 Dundee Road
                          Northbrook, IL 60062
                          Attention: Chief Financial Officer
                          Telecopy Number:  (847) 272-2174

                 If to the Administrator:

                          Trans Leasing International, Inc.
                          3000 Dundee Road
                          Northbrook, IL 60062
                          Attention: Chief Financial Officer
                          Telecopy Number:  (847) 272-2174

                 If to the Owner Trustee:

                          Bankers Trust (Delaware)
                          1001 Jefferson Street, Suite 550
                          Wilmington, Delaware  19801

                          with a copy to:

                          Bankers Trust Company
                          4 Albany Street
                          New York, NY 10006
                          Attention:  Corporate Trust and Agency Group-
                                                   Structured Finance
                          Telecopy Number:  (212) 250-6439

                 If to the Indenture Trustee or to the Noteholders:

                          Manufacturers and Traders Trust Company
                          One M&T Plaza
                          Buffalo, New York 14203
                          Attention:  Corporate Trust Administration
                          Telecopy Number: (716) 842-4474

or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.

                 Any notice required or permitted to be given to the Certificateholders shall be given by first-class mail, postage prepaid, at the address as shown in this Section 10.2. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholders receives such notice.

                 SECTION 10.3 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

                 SECTION 10.4 Headings. The headings of the various Articles and Sections herein and the Table of Contents are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 SECTION 10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO THE PRINCIPLES OF

CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 SECTION 10.6 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 SECTION 10.7 No Legal Title to Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to its ownership interest only in accordance with
Section 3.6 and Article IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in its ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

                 SECTION 10.8 Limitation on Rights of Others. Except for the terms of Section 2.7 and 10.1, nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Owner Trustee, the Seller and the Certificateholders any legal or equitable right, remedy or claim under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein. Such covenants, conditions and provisions are, and shall be held to be, for the sole and exclusive benefit of the Owner Trustee, the Seller and the Certificateholders.

                 SECTION 10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of any provision in any other Basic Document, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The provisions of this Agreement shall remain valid and enforceable notwithstanding the invalidity, unenforceability, impossibility or illegality of performance of any Basic Document.

                 SECTION 10.10 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee, the Seller and the Certificateholders and their respective successors and assigns.

Any request, notice, direction, consent, waiver or other instrument or action by the Certificateholders shall bind its successors and assigns.

                 SECTION 10.11 No Implied Waiver. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into as provided in Section 10.1 hereof; and any such waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

                 SECTION 10.12 No Petition. Notwithstanding any prior termination of this Agreement, the Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, and the Certificateholders, by accepting the Trust Certificates, shall not, prior to the date which is one year and one day after the final distribution with respect to (i) the Notes, (ii) the 1995-1 Notes (as defined in the Pooling and Servicing Agreement) and (iii) any other indebtedness of the Trust, the Seller or any other trust formed by the Seller permitted under Section 2.7(l) of the Pooling and Servicing Agreement, acquiesce, petition or otherwise invoke or cause the Seller or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Trust or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Seller or the Trust.

                 SECTION 10.13 No Recourse. Each of the Certificateholders, by accepting a Trust Certificate, acknowledges that such Trust Certificate represents a beneficial interest in the Trust only and does not represent interests in or obligations of the Seller, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents. Except as expressly provided in the Basic Documents, none of the Seller, the Administrator or the Owner Trustee, in their respective individual capacities, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, or shall recourse be had to any of them for, the distribution of any amounts owed the Certificateholders with respect to or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Trust Certificates or this Agreement, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee solely as the Owner Trustee. Each of the Certificateholders, by the acceptance of a Trust Certificate (or beneficial interest therein), understand that recourse for amounts payable with respect to such Trust Certificate is limited to and payable only out of the Trust Estate, and the Certificateholders agrees that, except as expressly provided in the Basic Documents, in the case of nonpayment of any amounts with respect to a Trust Certificate, it shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom.

                 SECTION 10.14 Indemnification by and Reimbursement of the Servicer. The Owner Trustee acknowledges and agrees to reimburse the Servicer and its directors, officers, employees and agents in accordance with Section 6.1(b) of the Pooling and Servicing Agreement. The Owner Trustee further acknowledges and accepts the conditions and limitations with respect to the Servicer's obligation to indemnify, defend and hold the Owner Trustee harmless as set forth in Section 6.2 of the Pooling and Servicing Agreement.

                 SECTION 10.15 Confidential Information. The Owner Trustee agrees that it shall neither use nor disclose to any Person the names and addresses of the Lessees or the vendors of the Equipment, except in connection with the enforcement of the Trust's rights under the Pooling and Servicing Agreement, under the Indenture or under the Receivables or as required by law.

                      *        *       *        *       *

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized this 26th day of November, 1996.


                                           TL LEASE FUNDING CORP. IV



                                           By:
                                              --------------------------------
                                              Name:  Norman Smagley
                                              Title: Vice President, Finance
                                                     and Secretary


                                           Bankers Trust (Delaware),
                                           not in its individual capacity
                                           but solely as Owner Trustee of
                                           TLFC IV EQUIPMENT LEASE TRUST 1996-1



                                           By:
                                              --------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT A

                           FORM OF TRUST CERTIFICATE

Form of Face of Trust Certificate

                      TLFC IV EQUIPMENT LEASE TRUST 1996-1


                 THIS TRUST CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN TRANS LEASING INTERNATIONAL, INC., TL LEASE FUNDING CORP. IV, BANKERS TRUST (DELAWARE) OR ANY AFFILIATES THEREOF.

                  THIS TRUST CERTIFICATE IS NON-TRANSFERABLE.

No. RC-__


                 This certifies that ___________________________ is the
registered owner of a _____________ (_____%) beneficial interest in the TLFC IV Equipment Lease Trust 1996-1 (the "Trust"). The Trust Estate held by the Trust includes among its assets a pool of leases (the "Leases"), the related equipment (or a security interest therein) and Collections thereon. The Trust has been created pursuant to a Trust Agreement dated as of November 26, 1996 (the "Trust Agreement") between TL Lease Funding Corp. IV, a Delaware corporation, and Bankers Trust (Delaware), a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee (herein, together with its permitted successors in the trusts hereunder, called the "Owner Trustee").

                 This Trust Certificate is a Trust Certificate described in the Trust Agreement and is issued pursuant and subject to the Trust Agreement. By acceptance of this Trust Certificate, the holder (the "Certificateholder") assents to and becomes bound by the Trust Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to them in the Trust Agreement.

                 Distributions on this Trust Certificate will be made in accordance with the terms of the Pooling and Servicing Agreement and the Trust Agreement by wire transfer to a bank account previously identified by the Certificateholder, without the presentation or surrender of this Trust Certificate or the making of any notation hereon.

                 Reference is hereby made to the further provisions of the Trust Certificate set forth on the reverse hereof, which further provisions shall have the same effect as if set forth at this place.

                 The holder hereof, by its acceptance of this Trust Certificate, agrees that it will look solely to the funds in the Trust Estate to the extent available for distribution to the holder hereof as provided in the Pooling and Servicing Agreement for payment hereunder and that the Owner Trustee in its individual capacity is not personally liable to the holder hereof for any amounts payable under the Trust Certificate, the Trust Agreement or the Pooling and Servicing Agreement or, except as expressly provided in the Trust Agreement, subject to any liability under the Trust Agreement or any Basic Document.

                 This Trust Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Owner Trustee. Copies of the Trust Agreement and all amendments thereto will be provided to the Certificateholder free of charge upon a written request to the Owner Trustee.

                 IN WITNESS WHEREOF, the Trust has caused this Trust Certificate to be duly executed by an Authorized Officer of the Owner Trustee.

Date: _________ __, ____          TLFC IV EQUIPMENT LEASE TRUST
                                  1996-1

                                  By:  Bankers Trust (Delaware), not
                                       in its individual capacity but
                                       solely as Owner Trustee



                                  By:___________________________
                                        Authorized Officer

Form of Reverse of Trust Certificate

                 This Trust Certificate represents a ________________ (___%) beneficial interest in the Trust. This Trust Certificate is limited in right of payment to certain collections respecting the Leases and related assets, all as more specifically set forth herein and in the Trust Agreement and the Pooling and Servicing Agreement. This Trust Certificate is not insured or guaranteed by any person or governmental agency.

                 The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholder under the Trust Agreement from time to time by the Owner Trustee and the Seller with the consent of Noteholders owning a majority in principal amount of the Notes outstanding. Any such consent by the Noteholders shall be conclusive and binding on the Noteholders and on all future holders of such Notes. The Trust Agreement also permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Certificateholders under the Trust Agreement from time to time by the Owner Trustee and the Seller without the consent of the Noteholders.

                 As provided for in the Trust Agreement, following the transfer of a portion of the original Trust Certificate from the Seller to the Originator as contemplated by the Contribution and Sale Agreement, Trust Certificates shall not be transferable and each Certificateholder, by accepting a Trust Certificate, agrees that it shall not assign any of its interest in a Trust Certificate to any Person.

                 The holder hereof, by its acceptance of this Trust Certificate, covenants that, notwithstanding any prior termination of rights pursuant to the Trust Agreement or this Certificate, they will not, prior to the date which is one year and one day after the final distribution with respect to (i) the Notes, (ii) the 1995-1 Notes (as defined in the Pooling and Servicing Agreement), and (iii) any other indebtedness of the Trust, the Seller or any other trust formed by the Seller as permitted under Section 2.7(l) of the Pooling and Servicing Agreement, acquiesce, petition or otherwise invoke or cause the Seller or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Trust or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Seller or the Trust.

                 As provided in the Trust Agreement, the Owner Trustee shall establish reasonable procedures to replace the Trust

Certificate in the event the Trust Certificate is mutilated, destroyed, lost or stolen.

                 The Owner Trustee and any agent of the Owner Trustee may treat the person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and neither the Owner Trustee nor any such agent shall be affected by any notice to the contrary.

                 The obligations and responsibilities created by the Trust Agreement (other than Article VII) and the Trust created thereby shall terminate as provided in Article IX of the Trust Agreement.

                                                                  EXHIBIT B

                         FORM OF CERTIFICATE OF TRUST



                           CERTIFICATE OF TRUST OF
                     TLFC IV EQUIPMENT LEASE TRUST 1996-1

        THIS Certificate of Trust of TLFC IV Equipment Lease Trust 1996-1 (the "Trust"), dated as of November 26, 1996, is being duly executed and filed by Bankers Trust (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C Section 3801 et seq.).

        1. Name. The name of the business trust form hereby is TLFC IV Equipment Lease Trust 1996-1.

        2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Bankers Trust (Delaware), 1001 Jefferson Street, Wilmington, Suite 550, Delaware 19801.

        3. Effective Date. This Certificate of Trust shall be effective on November 26, 1996.

        IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as the date first-above written.

                                           BANKERS TRUST (DELAWARE), not in
                                           its individual capacity but solely
                                           as Owner Trustee under a Trust
                                           Agreement dated as of November 26,
                                           1996

                                           By:_______________________________
                                           Name:
                                           Title: